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                                                                Exhibit 99.1



                   INFORMATION TO BLAIR EMPLOYEE SHAREHOLDERS


The upcoming tender warrants special attention, because it will have a significant impact on Blair's future ownership. It is Blair's intention in the tender to buy back more than 50% of the company's outstanding shares. In such event, those who continue to hold their shares will own about two times the percentage of Blair that they owned before the tender.

To date, the Board has done its part to stand by its commitment to try to keep Blair independent and Warren-based. It has negotiated agreements with certain institutional shareholders that require them to tender all of their shares in the tender offer, and the Board has volunteered not to tender any of their own shares in the buy back.

The Company cannot and will not recommend what individuals should do with their stock - that is a personal choice.

Additional materials pertaining to the tender offer will be mailed to your home soon.






BLAIR CORPORATION SECURITY HOLDERS ARE ADVISED TO READ BLAIR CORPORATION'S TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TENDER OFFER. BLAIR CORPORATION WILL NOTIFY ALL OF ITS SECURITY HOLDERS WHEN THE TENDER OFFER STATEMENT BECOMES AVAILABLE. WHEN AVAILABLE, BLAIR CORPORATION SECURITY HOLDERS MAY GET THE TENDER OFFER STATEMENT AND OTHER FILED DOCUMENTS RELATED TO THE TENDER OFFER FOR FREE AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (www.sec.gov). IN ADDITION, BLAIR CORPORATION SECURITY HOLDERS MAY REQUEST A FREE COPY OF THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS RELATED TO THE TENDER OFFER FROM BLAIR CORPORATION WHEN AVAILABLE.